UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 22, 2013
BANCFIRST CORPORATION
(Exact name of registrant as specified in its charter)

Oklahoma	0-14384	73-1221379
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 N Broadway, Oklahoma City, OK		73102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(405) 270-1086

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

The Audit Committee of the Board of Directors of BancFirst Corporation (the “Audit Committee”) conducted a comprehensive, competitive process to select the independent registered public accounting firm for BancFirst Corporation’s (the “Company’s”) fiscal year ending December 31, 2013. The Audit Committee invited four accounting firms to participate in this process, including Grant Thornton LLP (“Grant Thornton”), the Company’s prior independent registered public accounting firm. As a result of this process and following careful deliberation, on August 22, 2013, the Audit Committee engaged BKD, LLC (“BKD”) as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2013. Grant Thornton was notified of its dismissal on the same date.

Grant Thornton’s reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2011 and 2012 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The audit reports of Grant Thornton on the effectiveness of internal control over financial reporting as of December 31, 2011 and 2012 did not contain an adverse opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2011 and 2012, and the subsequent period through August 22, 2013, there were (i) no “disagreements” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K, between the Company and Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, any of which that, if not resolved to Grant Thornton’s satisfaction, would have caused Grant Thornton to make reference to the subject matter in its reports for such years and (ii) no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K during the two most recent fiscal years or the subsequent interim period.

The Company provided Grant Thornton with a copy of the disclosures it is making in this Current Report on Form 8-K. The Company requested that Grant Thornton furnish a letter addressed to the Securities and Exchange Commission (the “SEC”) stating whether or not it agrees with the statements made herein. A copy of Grant Thornton’s letter dated August 26, 2013 is attached as Exhibit 16.1 hereto.

During the fiscal years ended December 31, 2011 and 2012, and the subsequent interim period through August 22, 2013, neither the Company nor anyone on its behalf has consulted with BKD regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements and neither a written report nor oral advice was provided to the Company that BKD concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 7.01 Regulation FD Disclosure

BancFirst Corporation Announces Declaration of Quarterly Dividend on its common stock and an Interest Payment on its BFC Capital Trust II

On August 22, 2013, BancFirst Corporation’s Board of Directors declared a $0.31 per share cash dividend on its common stock. The dividend is payable October 15, 2013, to shareholders of record on September 30, 2013. BancFirst Corporation will also pay the quarterly interest payment on $26.8 million of its 7.20% Junior Subordinated Debentures related to the trust preferred securities issued by its statutory trust subsidiary, BFC Capital Trust II. The trust will use the proceeds of the interest payment to pay a dividend of $0.45 per share on the trust preferred securities, payable October 15, 2013, to shareholders of record on September 30, 2013.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Exhibit
16.1	Letter of Grant Thornton LLP dated August 26, 2013 to the SEC regarding statements included in this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BancFirst Corporation
(Registrant)

August 26, 2013	/s/ Randy Foraker
Randy Foraker Executive Vice President Interim Chief Financial Officer (Principal Financial and Accounting Officer)